sezzle
The way forward.

31 October 2022

ASX RELEASE

Company Announcements Platform

Quarterly Activities Report and Appendix 4C

Sezzle Inc. (ASX:SZL) (**Sezzle** or **Company**) // **Sezzle**, a leader in the payments industry, is pleased to provide the market with an update on key financial metrics for the third quarter ended 30 September 2022 (3Q22).[1]

- **3Q22 Total Income grew 6.8% YoY to US$30.4M (A$47.3M[2]), climbing to 7.2% (a new high) of Underlying Merchant Sales (UMS).**
- **As a percentage of UMS, the provision for uncollectible accounts receivable declined 92bps YoY to 1.3% in 3Q22 - the lowest level since 2Q20.**
- **Transaction expense as a percentage of UMS reached a new all-time low, as it fell to 2.2% (down 20bps QoQ, 30bps YoY).**
- **UMS for 3Q22 decreased 8.5% YoY to US$421.5M (A$655.3M[2]). The decline is attributable to the Company's initiatives in achieving profitability, such as renegotiating and offboarding unprofitable merchants, tighter underwriting, reevaluating growth opportunities in favor of profit, and the uncertainty caused by the planned merger with Zip Co Limited (Zip) that was eventually terminated.**
- **Active[3] Merchants increased 2.9% YoY to 45,000[4].**
- **Active[3] Consumers rose slightly to 3.1 million at quarter end (0.4% YoY).**
  - **The top 10% of Sezzle users (as measured by UMS) transacted 44x on average over the trailing twelve-month period ended 30 September 2022.**
  - **Repeat usage improved for the 46th consecutive month to 93.8%.**
  - **Omnichannel continued to grow, as in-store UMS for 3Q22 rose 41.2% YoY and represented 9.0% of 3Q22 UMS.**
  - **Over 5.3 million consumers have downloaded the Sezzle app as of 30 September 2022, representing a 94.7% YoY increase.**

[1] 3Q22 results are unaudited.
[2] A$ to US$ exchange rate of $0.6432 as of 30 September 2022.
[3] Active defined as having transacted in the last twelve months.
[4] Rounded to nearest thousand.
Note: Active Consumer and Active Merchant numbers have been adjusted to exclude Brazil, Europe, and India, which have or are being discontinued.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401

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Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 2 • Sezzle Canada continued its strong performance in 3Q22, as UMS improved 26.8% YoY, Active Consumers increased 47.8% YoY, and Active Merchants rose 42.3% YoY. • Sezzle Premium garnered over 100,000 active subscribers (26 October 2022) in a short time, as consumers have been attracted to the many benefits of Sezzle Premium. Momentum remains strong with over 78,000 consumers on the waitlist to join. • In 2022, the Company announced initiatives that are expected to generate US$60.0 million in annualized revenue and cost savings. • The Company has significantly reduced its operational burn (e.g., Net Income (Loss) and Adjusted EBTDA1). Sezzle reported a Net Loss of US$28.0M in 1Q22 compared to Net Income of US$4.3M in 3Q22 and a negative US$19.4M of Adjusted EBTDA in 1Q22 versus a negative US$3.4M of Adjusted EBTDA in 3Q22. • On 18 October 2022, Sezzle announced a new US$100.0 million receivables funding facility with affiliates of Bastion Management II LLC (Bastion) - enhancing liquidity, improving flexibility, expanding capacity, and extending the Company’s funding into 2024. “’We are very excited about the strategic and tactical moves we made the last two quarters and are experiencing the benefits of those actions in 3Q22,” stated Sezzle’s Executive Chairman and CEO Charlie Youakim. “In 3Q22, we significantly closed the gap to profitability, reached a new high in Total Income as a percentage of UMS, made great strides in our loss rates for a third consecutive quarter, and hit an all-time low in transaction costs as a percentage of UMS. To say ‘we are not done’ is an understatement. We are looking forward to the seasonally strong fourth quarter and implementing further initiatives on our path to profitability.” Key Activity During the Quarter: • New High in Total Income as a Percentage of UMS. UMS reached US$421.5 million during the quarter, down 8.5% YoY, with in-store up 41.2% YoY. Year-over-year UMS weakness is primarily attributable to a strategic shift by Sezzle in favor of profitability over top-line growth, as well as the uncertainty caused by the planned merger with Zip that was eventually terminated. Key factors reflecting the strategic shift to profitability include renegotiating and offboarding unprofitable merchants, turning down new 1 Adjusted EBTDA is a non-GAAP measure. For a reconciliation of GAAP Net Income (Loss), EBITDA, and Adjusted EBTDA see Appendix for reconciliation.

sezzle
The way forward.

merchant opportunities with questionable payback periods, and tightening consumer underwriting.

Sezzle's Marketplace, where consumers discover and interact with different brands across Sezzle's website and app, continues to generate additional value for merchant partners. UMS driven from Sezzle's Marketplace represented 25% of Sezzle's total UMS as of 30 September 2022, compared to 7% in the previous year.

Total Income grew 6.8% YoY to US$30.4 million for 3Q22, representing a new quarterly high of 7.2% of UMS compared to 6.2% in 3Q21 and 7.0% in 2Q22. The increase is due to the Company's ongoing initiatives on driving toward profitability, including Sezzle Premium subscriptions and renegotiations with merchant partners and virtual card processors.


TOTAL INCOME
6.2%
5.9%
6.1%
7.0%
7.2%
$28.5
$32.9
$27.6
$29.3
$30.4
3Q21
4Q21
1Q22
2Q22
3Q22
Total Income ($US in millions)
Total Income-to-UMS

- **Significant Improvement in Provision for Uncollectible Accounts**. For the third consecutive quarter, the Company reduced its Provision for Uncollectible Accounts, despite the uncertain economic environment marked by rising interest rates and surging inflation. The Provision for Uncollectible Accounts reached 1.3% of UMS, the lowest since 2Q20, a 92bps and 54bps improvement YoY and QoQ, respectively. Throughout the year, the Company has been advancing its risk models utilizing its learnings from merchants (e.g., verticals) and consumers. Based on Sezzle's rich merchant and consumer data, the Company has 1) built proprietary machine learning models, 2) adjusted new consumer approvals based on historical seasonal performance, 3) identified high risk segments, and 4) reevaluated spending limits.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401

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Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 4 Consistent with the seasonality of the business (i.e., holiday season), the Company anticipates an increase in UMS and the Provision for Uncollectible Accounts as a percentage of UMS in 4Q22. Nevertheless, the Company expects outperformance in the provision relative to 4Q21. • Transaction Expense Reaches New Low. For the second consecutive quarter, transaction expense1 as a percentage of UMS declined, hitting a record low 2.2%. The decline in transaction expense as a percentage of UMS was driven by a larger share of payments using lower-cost ACH, lower partner revenue-sharing due to renegotiated contracts, and fewer service adjustments made to consumer and merchant accounts during the period. 1 Comprises processing fees paid to third parties to process debit, credit, and ACH payments received from consumers, merchant affiliate program and partnership fees, and consumer communication costs

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 5 • Total Income less Transaction Related Costs1 Achieves New Level. Sezzle delivered a new high for Total Income less Transaction Related Costs of US$13.5 million (3.2% of UMS). The continued outperformance was driven by improvements in Total Income, Transaction Expense, and the Provision for Uncollectible Accounts. • Closing the Gap. The Company has made significant progress year-to-date closing the GAAP to profitability (measured by GAAP Net Income (Loss) and Non-GAAP Adjusted EBTDA). GAAP Net Income for 3Q22 turned positive due to the US$11.0 million payment received from Zip as part of the transaction termination. For the quarter ended 30 September 2022, Sezzle reported a negative Adjusted EBTDA of US$3.4 million, reflecting a positive performance in September. As a result of the strong outperformance related to principal loss rates compared to the Company’s expectations, a favorable adjustment was made to the Company’s reserve at quarter end to account for the outperformance. 1 Transaction Related Costs is a non-GAAP financial measure equal to the sum of Transaction Expense, Provision for Uncollectible Accounts, and Net Interest Expense. See Appendix for reconciliation of Transaction Related Costs and respective definitions. 2 Adjusted EBTDA is a non-GAAP measure. For a reconciliation of GAAP Net Income (Loss), EBITDA, and Adjusted EBTDA see Appendix for reconciliation. 3 Adjusted Operating Expense and Other Income (Expense) is a non-GAAP financial measurement equal to the sum of GAAP Operating Expense and Net Interest Expense less depreciation, amortization, and M&A related expenses. See Appendix for reconciliation.

sezzle
The way forward.

- **Company Initiatives Taking Shape.** The Company continues to proactively take actions towards profitability. In 2022, the Company announced initiatives that are expected to generate US$60.0 million in annualized revenue improvement and cost savings. These initiatives in the form of operational improvements and product innovations are anticipated to be fully realized by 1Q23. The key initiatives include:
    - off-boarding/re-negotiating rates with merchants and network partners (completed; but continue to monitor going forward),
    - reduction in workforce (completed),
    - scaling back European and Brazilian operations (in process),
    - ceasing payment processing in India (completed),
    - reducing third-party spend (on-going),
    - launching Sezzle Premium (over 100,000 active subscribers) (completed),
    - convenience fees (launched), and
    - merchant pricing adjustments (launched).

  The Company is working on the next round of initiatives beyond the US$60.0 million announced in 2022. The next round of initiatives is focused more on product innovation, such as Pay-in-Full, Pay-in-2, affiliate merchant enhancements, and the Sezzle Pay Anywhere Card Program.

- **Recent Product Launches**
    - *Sezzle Premium Well Received.* Introduced in June 2022, Sezzle Premium has garnered a significant number of subscribers within a short time - surpassed 100,000 active subscribers on 26 October 2022 and built a waitlist of 78,000 consumers.

      The value proposition of Sezzle Premium has been well received by subscribers, as the monthly average purchase activity significantly exceeds that of non-subscribers. In a recent survey of 2,000 Sezzle Premium subscribers, 87% would recommend Sezzle Premium to friends and family - a Net Promoter Score (NPS) of 80.

      As the payments landscape continues to evolve, Sezzle is committed to expanding its suite of product features to serve the trends of shoppers beyond its free core product.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401

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Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 7 o Pay-in-Full. The Company is in the process of rolling out Pay-in-Full, offering shoppers additional payment flexibility. Pay-in-Full provides consumers a more seamless checkout experience, which should lead to greater checkout conversion. The Company expects to fully launch the payment option by the end of 4Q22 to merchants in the U.S. and Canada. • Positive Momentum in Long-Term. Because of its new partnership with Bread Financial Holdings Inc. (NYSE: BFH; formerly known as Alliance Data Systems Corp.), the Company’s volume on long-term loans in 3Q22 more than tripled compared to the prior quarter. The Company plans to broaden consumer financing options by adding Oportun (4Q22) and Genesis (1H23), enabling the Company’s merchant partners to offer more payment options to prime and non-prime consumers. As a reminder, Sezzle does not incur any balance sheet or credit risk as part of its long-term product offering. • Active Merchants. Active Merchants increased 2.9% YoY in 3Q22, resulting in 45,000 merchants in which Sezzle’s consumers have transacted with in the last 12 months through the Sezzle platform. Consistent with the Company’s profitability initiatives, Sezzle has been more selective in adding new merchants. Despite the moderation, the Company signed key merchant partnerships during the quarter with travel.win and Sensepass, which includes the Independent College Bookstore Association (ICBA), strengthening Sezzle’s presence in non-traditional verticals such as travel and college bookstores. • Active Consumers. Active Consumers rose slightly to 3.1 million (+0.43% YoY). The Company’s growth in Active Consumers slowed relative to historical levels, as initiatives were undertaken to focus on profitability and free cash flow instead of negative consumer acquisition costs. Consumer engagement remains healthy as repeat usage rose to 93.8%, representing 46 consecutive months of improvement. Consumers continue to gravitate to the Company’s Sezzle Up product, which allows consumers to build credit with timely repayments. In 3Q22, more than 84,000 consumers joined the program, with the total enrolled in Sezzle Up increasing 71.6% YoY. Sezzle Up consumers tend to exhibit higher engagement and better repayment behaviors after joining the program.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 8 • Sezzle Canada Continues Strong Pace. Sezzle Canada surpassed 4,500 Active Merchants in the quarter (up 42.3% YoY) with an Active Consumer count of approximately 280,000 at quarter end (up 47.8% YoY). Sezzle Canada’s 3Q22 UMS improved 26.8% YoY and represented almost 8.2% of the Company’s UMS. Sezzle is the highest rated buy-now-pay-later app in the App Store in Canada. Earlier in the year, Sezzle Canada received the Buy Now, Pay Later of the Year Award from The Canadian Lenders Association’s 2022 Leaders in Lending Awards, recognizing Sezzle’s consumer- first and financially empowering solution. • Recent Accolades. Sezzle’s commitment to providing value to consumers and merchants, innovation, and social good has been widely endorsed in 2022. In addition to being named the most trusted BNPL app in North America by the Fintech Awards in early 2022, Sezzle has since received numerous recognitions. In 3Q22, the Company was mentioned as the Best BNPL for Credit Building by the Wall Street Journal, ranked #1 in Best BNPL Apps in 2022 by NewsExplorer, and named the Best BNPL for Payment Scheduling by Money Under 30. • New US$100.0 million Credit Facility. On 18 October 2022, Sezzle announced a new US$100.0 million credit facility with affiliates of Bastion Management II LLC (Bastion). The new receivables funding facility provides greater capacity, improved flexibility, and extends the Company’s funding into 2024, allowing the Company to pursue its growth objectives and achieve profitability. Quarterly Cash Flows As of 30 September 2022, the Company had total cash on hand of US$58.8 million, consisting of US$57.9 million of bank balances and US$0.9 million of restricted cash. Total cash on hand decreased US$4.5 million during the third quarter, driven by net cash used in financing activities (US$3.9 million) and movement in exchange rates on cash held (US$1.4 million), partially offset by net cash from operating activities (US$1.0 million).

sezzle
The way forward.

Select Balance Sheet Data		
	Unaudited	Unaudited
US$000's	30-Jun-2022	30-Sep-2022
Cash and cash equivalents	$62,076	$57,875
Restricted cash	$1,220	$890
Total cash	**$63,296**	**$58,765**
Drawn on line of credit	**$57,800**	**$54,008**
Availability on line of credit	**$10,053**	**$5,254**

Subsequent to quarter end, 18 October 2022, the Company entered into a new US$100.0 million credit facility with Bastion, replacing the Company's credit facility with Goldman Sachs Bank USA and Bastion. The new receivables facility with Bastion provides Sezzle with greater capacity, improved flexibility, and extends Sezzle's funding into 2024.

Notes receivable (net) and merchant accounts payable amounted to US$92.2 million and US$83.8 million, respectively, as of 30 September 2022. Within merchants accounts payable, US$68.5 million was attributed to the merchant interest program. Interest expense associated with the program for the quarter ended 30 September 2022 totaled US$0.6 million. Deferred payments in the merchant interest program are due on demand, up to US$250,000 during any seven-day period, at the request of the merchant. Any request larger than US$250,000 is honored after 7 days. Sezzle reserves the right to impose additional limits on the program and make changes to the program without notice or limits. These limits and changes to the program can include, but are not limited to, maximum balances, withdrawal amount limits, interest payment rate, and withdrawal frequency.

Operating Cash Flows. Net operating cash inflows for 3Q22 were US$1.0 million as cash receipts from customers outpaced payments for operating activities. Receipts from customers in 3Q22 (US$404.9 million, down 4.4% YoY) outpaced the payments to merchants (US$383.7 million, down 8.2% YoY) in 3Q22 by US$21.2 million.

Other key components of operating cash flows:

- Product manufacturing and operating costs (primarily payment processing fees) totaled US$9.3 million in 3Q22 compared to US$9.6 million in 3Q21. As a percentage of receipts from consumers, product manufacturing and operating costs decreased 17bps QoQ and increased 4bps YoY to 2.3%.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401
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Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 10 • Staff costs, inclusive of wages, salaries, commissions, and other employee benefits decreased 30.7% YoY to US$7.9 million in 3Q22. Staff costs as a percentage of cash receipts from customers were 2.0% in 3Q22 compared to 2.7% in 3Q21. • Payments for advertising and marketing decreased 19.4% QoQ to US$3.6 million, representing 0.9% of receipts from customers, which was 17bps lower compared to 2Q22 and 34bps more YoY compared to 3Q21. • The inflow from administrative and corporate costs of US$3.1 million in 3Q22 was attributable to the mutual termination of the merger with Zip, in which Sezzle received US$11.0 million from Zip to cover Sezzle’s legal, accounting, and other costs associated with the transaction. Excluding the payment from Zip, payments for administrative and corporate costs, as a percentage of customer receipts, increased to 2.0% (64bps higher QoQ and 63bps greater YoY). The increase is primarily driven by the timing of payments for liabilities previously accrued and prepaid expenses to be recognized in future quarters. • Payments for research and development decreased 44.1% YoY to US$0.7 million in 3Q22. As noted in Section 6 of the Appendix 4C, payments of US$0.2 million were made to the Directors of Sezzle during the quarter comprising salaries and fees for Executive and Non- executive Directors. No other payments were made to any related parties or their associates of Sezzle.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 11 Appendix – Reconciliation of Non-GAAP Measures Total Income less Transaction Related Costs Adjusted Operating Expenses and Other Income and Expenses Adjusted EBTDA U.S. Filings In accordance with the provisions of the U.S. Securities Act, Sezzle is a reporting company for U.S. Securities and Exchange Commission (SEC) purposes. As such, the Company will be filing its quarterly Form 10-Q for the period ended 30 September 2022 by 15 November 2022 September 30, 2022 June 30, 2022 March 31, 2022 December 31, 2021 September 30, 2021 Total income 30,408$ 29,252$ 27,634$ 32,929$ 28,472$ Less: Transaction-related costs Transaction expense (9,320) (10,115) (11,794) (13,892) (11,548) Provision for uncollectible accounts (5,680) (7,891) (10,466) (19,741) (10,456) Net interest expense (2,192) (1,670) (1,615) (1,517) (1,173) Write-off of unamortized debt issuance costs 316 - - - - Transaction-related costs (16,875) (19,676) (23,875) (35,150) (23,177) Total income less transaction-related costs 13,533$ 9,576$ 3,759$ (2,221)$ 5,295$ For the three months ended September 30, 2022 June 30, 2022 March 31, 2022 Operating expenses 34,909$ 42,805$ 53,758$ Net interest expense 2,192 1,670 1,615 Depreciation and amortization (207) (219) (224) Equity and incentive-based compensation (2,619) (1,863) (3,731) Merger-related costs (101) (2,059) (4,405) Write-off of unamortized debt issuance costs (316) - - Adjusted operating expenses and other income and expenses 33,858$ 40,334$ 47,013$ For the three months ended September 30, 2022 June 30, 2022 March 31, 2022 Net income (loss) 4,344$ (15,084)$ (27,989)$ Depreciation and amortization 207 219 224 Income tax expense 11 17 21 Equity and incentive-based compensation 2,619 1,863 3,731 Other income and expense, net (48) (155) 228 Merger-related costs 101 2,059 4,405 Reimbursement of merger-related costs (11,000) - - Write-off of unamortized debt issuance costs 316 - - Adjusted EBTDA (3,450)$ (11,082)$ (19,379)$ For the three months ended (All units in $US thousands) (All units in $US thousands) (All units in $US thousands)

sezzle
The way forward.

(U.S. time) with a copy of the Form 10-Q to be lodged on the ASX platform at a similar time by 16 November 2022 (Australian time).

Quarterly Earnings Conference Call

The management team will host a conference call to discuss the quarterly earnings with investors on 31 October 2022, at 10:30 am (Sydney).

Participants can register for the conference call by navigating to: https://s1.c-conf.com/diamondpass/10026447-1c7n94.html

Please note that registered participants will receive their dial in number upon registration.

Investors are encouraged to submit any questions in advance of the call by emailing them to: Investorrelations@sezzle.com.

This Quarterly Activities Report and accompanying Appendix 4C have been approved by the Company's Executive Chairman and CEO, Charlie Youakim, on behalf of the Sezzle Inc. Board.

Contact Information

For more information about this announcement:

Lee Brading, CFA	**Justin Clyne**	**Erin Foran**
Investor Relations	Company Secretary	Media Enquiries
+651 240 6001	+61 407 123 143	+651 403 2184
InvestorRelations@sezzle.com	jclyne@clynecorporate.com.au	erin.foran@sezzle.com

About Sezzle Inc.

Sezzle is a fintech company on a mission to financially empower the next generation. Sezzle's payment platform increases the purchasing power for millions of consumers by offering interest-free installment plans at online stores and select in-store locations. Sezzle's transparent, inclusive, and seamless payment option allows consumers to take control over their spending, be more responsible, and gain access to financial freedom.

For more information visit sezzle.com.

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401

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Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 13 Sezzle’s CDIs are issued in reliance on the exemption from registration contained in Regulation S of the US Securities Act of 1933 (Securities Act) for offers of securities which are made outside the US. Accordingly, the CDIs have not been, and will not be, registered under the Securities Act or the laws of any state or other jurisdiction in the US. As a result of relying on the Regulation S exemption, the CDIs are ‘restricted securities’ under Rule 144 of the Securities Act. This means that you are unable to sell the CDIs into the US or to a US person who is not a QIB for the foreseeable future, unless the re-sale of the CDIs is registered under the Securities Act or another exemption is available. To enforce the above transfer restrictions, all CDIs issued bear a FOR Financial Product designation on the ASX. This designation restricts any CDIs from being sold on ASX to US persons excluding QIBs. However, you are still able to freely transfer your CDIs on ASX to any person other than a US person who is not a QIB. In addition, hedging transactions with regard to the CDIs may only be conducted in accordance with the Securities Act. Cautionary Note Regarding Forward-Looking Statements This report contains certain forward-looking statements within the meaning of the federal securities laws with respect to: statements regarding our anticipated new products, our ability to gain future market share, our timeline and intentions relating to operations in international markets, our strategy, our future operations, our financial position, our estimated revenues and losses, our projected costs, our prospects, and the plans and objectives of management. These forward-looking statements are generally identified by the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project” or similar expressions. These forward-looking statements are subject to a number of risks and uncertainties, including those set out in this Presentation, but not limited to: (i) the potential impact of the termination of our merger agreement with Zip Co Limited, including any impact on our stock price, business, financial condition and results of operations, and the potential negative impact to our business and employee relationships(ii) impact of the “buy-now, pay-later” (“BNPL”) industry becoming subject to increased regulatory scrutiny; (iii) impact of operating in a highly competitive industry; (iv) impact of macro-economic conditions on consumer spending; (v) our ability to increase our merchant network, our base of consumers and Underlying Merchant Sales (“UMS”); (vi) our ability to effectively manage growth, sustain our growth rate and maintain our market share; (vii) our ability to meet additional capital requirements; (vii) impact of exposure to consumer bad debts and insolvency of merchants; (ix) impact of the integration, support and prominent presentation of our platform by our merchants; (x) impact of any data security breaches, cyberattacks, employee or other internal misconduct, malware, phishing or ransomware, physical security breaches, natural disasters, or similar disruptions; (xi) impact of key vendors or merchants failing to comply with legal or regulatory requirements or to provide various services that are important to our operations; (xii) impact of the loss of key partners and merchant relationships; (xiii) impact of exchange rate fluctuations in the international markets in which we operate; (xiv) our ability to protect our intellectual property rights; (xv) our ability to retain employees and recruit additional employees; (xvi) impact of the costs of complying with various laws and regulations applicable to the BNPL industry in the United States and the international markets in which we operate; (xvii) our ability to achieve our public benefit purpose and maintain our B Corporation certification; and (xviii) the other factors identified in the “Risk Factors” section of our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 30, 2022 and subsequent quarterly reports on Form 10-Q. The foregoing list of factors is not exhaustive. These forward-looking statements are based on our current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Nevertheless, and despite the fact that management’s expectations and estimates are based on assumptions management believes to be reasonable and data management believes to be reliable, our actual results, performance or achievements are subject to future risks and

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 14 uncertainties, any of which could materially affect our actual performance. Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements to reflect events or circumstances after the date of this release. This release has been prepared in good faith, but no representation or warranty, express or implied, is made as to the fairness, accuracy, completeness, correctness, reliability or adequacy of any statements, estimates, opinions or other information, or the reasonableness of any assumption or other statement, contained in the presentation (any of which may change without notice). No Offer or Solicitation This report shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the U.S. Securities Act of 1933, as amended, or pursuant to another available exemption. Non-GAAP Financial Measures To supplement our operating results prepared in accordance with generally accepted accounting principles in the United States (“GAAP”), we present the following non-GAAP financial measures: Total income less transaction related costs; adjusted operating expense; and adjusted earnings before taxes, depreciation, and amortization (“Adjusted EBTDA”). Definitions of these non-GAAP financial measures and summaries of the reasons why management believes that the presentation of these non-GAAP financial measures provide useful information to the company and investors are as follows: • Total income less transaction related costs is defined as GAAP total income less transaction related costs. Transaction related costs is the sum of GAAP transaction expense, provision for uncollectible accounts, and net interest expense less non-recurring charges as detailed in the reconciliation table of total income less transaction related costs to GAAP total income. We believe that total income less transaction related costs is a useful financial measure to both management and investors for evaluating the economic value of orders processed on the Sezzle Platform; • Adjusted operating expense is defined as GAAP operating expenses less transaction expense, provision for uncollectible accounts, depreciation and amortization, equity and incentive– based compensation, and other non-recurring charges as detailed in the reconciliation table of adjusted operating expense to GAAP operating expense. We believe that adjusted operating expense is a useful financial measure to both management and investors for evaluating our operating performance without the impact of non-recurring charges or items included in total income less transaction related costs, as defined above; • Adjusted EBTDA is defined as GAAP net income (loss), adjusted for certain non-cash and non- recurring charges including depreciation, amortization, equity and incentive–based compensation, and merger-related costs as detailed in the reconciliation table of adjusted EBTDA to GAAP net income (loss) below. We believe that this financial measure is a useful measure for period-to-period comparison of our business by removing the effect of certain non-cash and non-recurring charges that may not directly correlate to the underlying performance of our business. Additionally, we have included these non-GAAP measures because they are key measures used by our management to evaluate our operating performance, guide future operating plans, and make

Sezzle Inc. (ASX:SZL) | ARBN 633 327 358 | sezzle.com | 251 1st Ave N, Suite 200, Minneapolis, MN 55401 15 strategic decisions, including those relating to operating expenses and the allocation of resources. Therefore, we believe these measures provide useful information to investors and other users of this Form 10-Q to understand and evaluate our operating results in the same manner as our management and board of directors. However, non-GAAP financial measures have limitations, should be considered supplemental in nature, and are not meant as a substitute for the related financial information prepared in accordance with U.S. GAAP. These limitations include the following: • Total income less transaction related costs is not intended to be measures of operating profit or cash flow profitability as they exclude key operating expenses such as personnel, general and administrative, and third-party technology and data, which have been, and will continue to be for the foreseeable future, significant recurring expenses. • Adjusted operating expense and adjusted EBTDA exclude certain recurring, non-cash charges such as depreciation, amortization, and equity and incentive–based compensation, which have been, and will continue to be for the foreseeable future, recurring GAAP expenses. Further, these non-GAAP financial measures exclude certain significant cash inflows and outflows, such as merger-related costs (which are comprised of legal fees in connection with our terminated proposed merger with Zip Co Limited) and reimbursements for such merger- related costs, which have a significant impact on our working capital and cash. • Long-lived assets being depreciated or amortized may need to be replaced in the future, and these non-GAAP financial measures do not reflect the capital expenditures needed for such replacements, or for any new capital expenditures or commitments. • These non-GAAP financial measures do not reflect income taxes that may represent a reduction in cash available to us. • Non-GAAP measures do not reflect changes in, or cash requirements for, our working capital needs. • Other companies, including companies in our industry, may calculate the non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures. Because of these limitations, you should not consider these non-GAAP financial measures in isolation or as substitutes for analysis of our financial results as reported under GAAP, and these non-GAAP financial measures should be considered alongside other financial performance measures, including net income (loss) and other financial results presented in accordance with GAAP. We encourage you to review the related GAAP financial measures and the reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures and not rely on any single financial measure to evaluate our business.

Appendix 4C Quarterly cash flow report for entities subject to Listing Rule 4.7B Name of entity Sezzle Inc. ABN Quarter ended (“current quarter”) 633 327 358 (ARBN) 30 September 2022 Consolidated statement of cash flows Current quarter $US’000 Year to date (9 months) $US’000 1. Cash flows from operating activities $ 404,852 $ 1,276,928 1.1 Receipts from customers 1.2 Payments for (656) (2,043) research and development product manufacturing and operating costs (9,289) (32,057) advertising and marketing (3,643) (12,464) leased assets (79) (276) staff costs (7,913) (30,601) administration and corporate costs 3,117 (5,018) 1.3 Dividends received (see note 3) — — 1.4 Interest received 89 169 1.5 Interest and other costs of finance paid (1,873) (4,872) 1.6 Income taxes paid (5) (24) 1.7 Government grants and tax incentives — — 1.8 Other (payments to merchants) (383,650) (1,182,671) 1.9 Net cash from / (used in) operating activities $ 950 $ 7,071 2. Cash flows from investing activities $ — $ — 2.1 Payments to acquire or for: entities businesses — — property, plant and equipment (218) (787) investments — — intellectual property — — other non-current assets — — 2.2 Proceeds from disposal of: — — entities businesses — — property, plant and equipment — — investments — — intellectual property — — other non-current assets — — 2.3 Cash flows from loans to other entities — — 2.4 Dividends received (see note 3) — — Rule 4.7B ASX Listing Rules Appendix 4C (17/07/20) Page 1 + See chapter 19 of the ASX Listing Rules for defined terms.

2.5 Other (provide details if material) — — 2.6 Net cash from / (used in) investing activities $ (218) $ (787) 3. Cash flows from financing activities $ — $ 324 3.1 Proceeds from issues of equity securities (excluding convertible debt securities) 3.2 Proceeds from issue of convertible debt securities — — 3.3 Proceeds from exercise of options 2 100 3.4 Transaction costs related to issues of equity securities or convertible debt securities — — 3.5 Proceeds from borrowings — 5,000 3.6 Repayment of borrowings (3,791) (29,791) 3.7 Transaction costs related to loans and borrowings (61) (61) 3.8 Dividends paid — — 3.9 Other (repurchase of shares) (24) (349) 3.10 Net cash from / (used in) financing activities $ (3,874) $ (24,777) 4. Net increase / (decrease) in cash and cash equivalents for the period $ 63,296 $ 78,890 4.1 Cash and cash equivalents at beginning of period 4.2 Net cash from / (used in) operating activities (item 1.9 above) 950 7,071 4.3 Net cash from / (used in) investing activities (item 2.6 above) (218) (787) 4.4 Net cash from / (used in) financing activities (item 3.10 above) (3,874) (24,777) 4.5 Effect of movement in exchange rates on cash held (1,389) (1,632) 4.6 Cash and cash equivalents at end of period $ 58,765 $ 58,765 5. Reconciliation of cash and cash equivalents at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts Current quarter $US’000 Previous quarter $US’000 5.1 Bank balances $ 57,875 $ 62,076 5.2 Call deposits — — 5.3 Bank overdrafts — — 5.4 Other (restricted cash) 890 1,220 5.5 Cash and cash equivalents at end of quarter (should equal item 4.6 above) $ 58,765 $ 63,296 Appendix 4C Quarterly cash flow report for entities subject to Listing Rule 4.7B ASX Listing Rules Appendix 4C (17/07/20) Page 2 + See chapter 19 of the ASX Listing Rules for defined terms.

6. Payments to related parties of the entity and their associates Current quarter $US'000 6.1 Aggregate amount of payments to related parties and their associates included in item 1 $ 192 6.2 Aggregate amount of payments to related parties and their associates included in item 2 — Note: if any amounts are shown in items 6.1 or 6.2, your quarterly activity report must include a description of, and an explanation for, such payments. 7. Financing facilities Note: the term “facility’ includes all forms of financing arrangements available to the entity. Add notes as necessary for an understanding of the sources of finance available to the entity. Total facility amount at quarter end $US’000 Amount drawn at quarter end $US’000 7.1 Loan facilities $ 64,287 $ 54,008 7.2 Credit standby arrangements — — 7.3 Other (please specify) — — 7.4 Total financing facilities $ 64,287 $ 54,008 7.5 Unused financing facilities available at quarter end $ 5,254 7.6 Include in the box below a description of each facility above, including the lender, interest rate, maturity date and whether it is secured or unsecured. If any additional financing facilities have been entered into or are proposed to be entered into after quarter end, include a note providing details of those facilities as well. Loan facilities consist of a revolving line of credit with three members, Goldman Sachs Bank USA, Bastion Consumer Funding II LLC, and Bastion Funding IV LLC, for a credit facility of up to US$64.3 million as of 30 September 2022. Borrowings on the line of credit carry a weighted average interest rate of 9.12% as of 30 September 2022. The line of credit is secured by consumer receivables and offers an available borrowing base of US$59.3 million, of which US$54.0 million is drawn as of 30 September 2022. Appendix 4C Quarterly cash flow report for entities subject to Listing Rule 4.7B ASX Listing Rules Appendix 4C (17/07/20) Page 3 + See chapter 19 of the ASX Listing Rules for defined terms.

Appendix 4C
Quarterly cash flow report for entities subject to Listing Rule 4.7B

8.	**Estimated cash available for future operating activities**	**$US'000**
8.1	Net cash from / (used in) operating activities (item 1.9)	$ 950
8.2	Cash and cash equivalents at quarter end (item 4.6)	58,765
8.3	Unused finance facilities available at quarter end (item 7.5)	5,254
8.4	Total available funding (item 8.2 + item 8.3)	$ 64,019
8.5	**Estimated quarters of funding available (item 8.4 divided by item 8.1)**	N/A

Note: if the entity has reported positive net operating cash flows in item 1.9, answer item 8.5 as "N/A". Otherwise, a figure for the estimated quarters of funding available must be included in item 8.5.

8.6 If item 8.5 is less than 2 quarters, please provide answers to the following questions:

8.6.1 Does the entity expect that it will continue to have the current level of net operating cash flows for the time being and, if not, why not?

Answer: N/A

8.6.2 Has the entity taken any steps, or does it propose to take any steps, to raise further cash to fund its operations and, if so, what are those steps and how likely does it believe that they will be successful?

Answer: N/A

8.6.3 Does the entity expect to be able to continue its operations and to meet its business objectives and, if so, on what basis?

Answer: N/A

Note: where item 8.5 is less than 2 quarters, all of questions 8.6.1, 8.6.2 and 8.6.3 above must be answered.

Compliance statement

1 This statement has been prepared in accordance with accounting standards and policies which comply with Listing Rule 19.11A.

2 This statement gives a true and fair view of the matters disclosed.

Date: 31 October 2022

Authorised by: The Company's CEO and Executive Chairman
(Name of body or officer authorising release – see note 4)

Notes

1. This quarterly cash flow report and the accompanying activity report provide a basis for informing the market about the entity's activities for the past quarter, how they have been financed and the effect this has had on its cash position. An entity that wishes to disclose additional information over and above the minimum required under the Listing Rules is encouraged to do so.

2. If this quarterly cash flow report has been prepared in accordance with Australian Accounting Standards, the definitions in, and provisions of, *AASB 107: Statement of Cash Flows* apply to this report. If this quarterly cash flow report has been prepared in accordance with other accounting standards agreed by ASX pursuant to Listing Rule 19.11A, the corresponding equivalent standard applies to this report.

3. Dividends received may be classified either as cash flows from operating activities or cash flows from investing activities, depending on the accounting policy of the entity.

4. If this report has been authorised for release to the market by your board of directors, you can insert here: "By the board". If it has been authorised for release to the market by a committee of your board of directors, you can insert here:

ASX Listing Rules Appendix 4C (17/07/20) Page 4
+ See chapter 19 of the ASX Listing Rules for defined terms.

“By the [name of board committee – eg Audit and Risk Committee]”. If it has been authorised for release to the market by a disclosure committee, you can insert here: “By the Disclosure Committee”. 5. If this report has been authorised for release to the market by your board of directors and you wish to hold yourself out as complying with recommendation 4.2 of the ASX Corporate Governance Council’s Corporate Governance Principles and Recommendations, the board should have received a declaration from its CEO and CFO that, in their opinion, the financial records of the entity have been properly maintained, that this report complies with the appropriate accounting standards and gives a true and fair view of the cash flows of the entity, and that their opinion has been formed on the basis of a sound system of risk management and internal control which is operating effectively. Appendix 4C Quarterly cash flow report for entities subject to Listing Rule 4.7B ASX Listing Rules Appendix 4C (17/07/20) Page 5 + See chapter 19 of the ASX Listing Rules for defined terms.